EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 76 to the Registration Statement (File Nos. 2-92915 and 811-4096) (the “Registration Statement”) of MFS® Municipal Series Trust (the “Trust”), of my opinion date February 16, 2021, appearing in Post-Effective Amendment No. 74 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 16, 2021.

Thomas H. Connors
Thomas H. Connors
Vice President and Senior Counsel

Boston, Massachusetts

July 28, 2021